Exhibit 99.1

CONFIDENTIAL - Press Release

Cencora Advances Specialty Leadership Through Acquisition of Retina Consultants of America

CONSHOHOCKEN, PA, November 6, 2024 — Cencora, Inc. (NYSE: COR) today announced that it has entered into a definitive agreement to acquire Retina Consultants of America (“RCA”), a leading management services organization (MSO) of retina specialists, from Webster Equity Partners.

“The acquisition of RCA will allow Cencora to broaden our relationships with community providers in a high growth segment and build on our leadership in specialty,” said Bob Mauch, President & CEO of Cencora. “With a compelling value proposition for physicians, an impressive leadership team and strong clinical research capabilities, RCA is well-positioned at the forefront of retinal care. We intend to use our leading operational infrastructure to help RCA enhance the provider experience, drive innovative new research and create better outcomes for patients. Following our recent investment in OneOncology, the addition of RCA will allow us to expand our MSO solutions and drive differentiated value across the healthcare system for manufacturers, providers and patients.”

“We are pleased to enter our next phase of growth with the support of a leading global pharmaceutical solutions organization,” said Robby Grabow, Chief Executive Officer of RCA. “With additional resources to support the continued execution of our growth strategy, we will be better positioned to continue expanding our physician network and enhancing the quality of care we provide.”

“The ability to become a part of Cencora and its purpose-driven culture, will further advance RCA’s mission of saving sight and improving the lives of our patients and communities we serve through innovation,” said David Brown, MD, Co-Chair of RCA’s Medical Leadership Board. “Our cultural alignment and shared focus on driving innovation will allow us to unlock new opportunities together and advance the caliber of retina care.”

The proposed transaction will build on Cencora’s key strategic imperatives and areas of focus by:

•	Adding a leader in the community provider space to Cencora: RCA is the leading MSO in the retina space and a trusted healthcare provider. RCA’s nearly 300 retina specialists across 23 states provide high-quality care to patients with physicians conducting over 2 million visits annually.
•	Expanding Cencora’s leadership in Specialty: As the specialty landscape continues to evolve, providers are increasingly seeking partners to assist with managing their practices while retaining their autonomy and patient-centric approach. The addition of RCA will add to Cencora’s capabilities in Specialty and expand its MSO business, broadening physician and manufacturer relationships as well as Cencora’s value proposition to all its stakeholders.
•	Investing in innovation and contributing to Rx outcomes: RCA has an impressive clinical track record and operates a premier clinical research network with 40 clinical trial sites spanning Phases I-IV and 400 dedicated full-time research employees. Cencora expects to use its suite of manufacturer services to enhance RCA’s research program and outcomes, maintaining its position as a partner of choice to pharmaceutical innovators in the retina space.

Transaction Details

Cencora will acquire RCA for approximately $4.6 billion in cash, subject to a customary working capital and net-debt adjustment. RCA’s affiliated practices, physicians and management will retain a minority interest in RCA, with Cencora holding approximately 85% ownership in RCA upon closing. Additionally, Cencora will potentially pay up to $500 million in aggregate contingent consideration in fiscal year 2027 and fiscal year 2028, subject to the successful completion of certain predefined business objectives.

The transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals.

Upon closing, the acquisition of RCA is expected to be approximately $0.35 accretive, net of estimated financing costs, to Cencora’s adjusted diluted EPS (a non-GAAP financial measure defined herein) for its first twelve months. Cencora plans to fund the transaction through a combination of existing cash on hand and new debt financing. Cencora’s fiscal year 2025 guidance does not currently include the impact of the RCA acquisition, which will be incorporated into expectations following the transaction close.

“Cencora is committed to maintaining its strong investment grade credit rating and will prioritize de-leveraging in the years following transaction close,” said Jim Cleary, EVP & Chief Financial Officer.

Advisors

Lazard is serving as exclusive financial advisor, and Freshfields LLP, Sidley Austin LLP and Morgan, Lewis & Bockius LLP are serving as legal advisors to Cencora. Goldman Sachs & Co. LLC and Rothschild & Co are serving as financial advisors, and Goodwin Procter LLP and ReedSmith LLP are serving as legal advisors to RCA.

About Cencora

Cencora is a leading global pharmaceutical solutions organization centered on improving the lives of people and animals around the world. Cencora partners with pharmaceutical innovators across the value chain to facilitate and optimize market access to therapies. Care providers depend on Cencora for the secure, reliable delivery of pharmaceuticals, healthcare products, and solutions. Cencora’s 46,000+ worldwide team members contribute to positive health outcomes through the power of Cencora’s purpose: Cencora is united in its responsibility to create healthier futures. Cencora is ranked #10 on the Fortune 500 and #24 on the Global Fortune 500 with more than $290 billion in annual revenue. Learn more at investor.cencora.com.

About Webster Equity Partners

Founded in 2003, Webster is a private equity firm that focuses on high impact growth strategies that seek to deliver optimal outcomes for its investors, portfolio companies and the communities that it serves. Its mission is to deliver superior returns to our partners through the investment in and development of purpose driven patient-centric healthcare organizations dedicated to providing best of class clinical care and service to their patients. (https://websterequitypartners.com/)

Cencora’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Such forward-looking statements may include, without limitation, statements about the proposed transaction with RCA, the expected timetable for completing the proposed transaction, the benefits of the proposed transaction, future opportunities for Cencora and RCA and any other statements regarding Cencora’s or RCA’s future operations, financial or operating results, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, and other expectations for future periods. Words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,”, “estimate,” "expect," “intend,” “may,” “might,” “on track,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “sustain,” “synergy,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the parties’ ability to meet expectations regarding the timing of the proposed transaction; the parties’ ability to consummate the proposed transaction; the regulatory approvals required for the proposed transaction not being obtained on the terms expected or on the anticipated schedule or at all; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with GAAP and related standards, or on an adjusted basis; Cencora’s or RCA’s failure to achieve expected or targeted future financial and operating performance and results; the possibility that Cencora may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the proposed transaction within the expected time frames or at all; business disruption being greater than expected following the proposed transaction; the recruiting and retention of key physicians and employees being more difficult following the proposed transaction; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the impacts of competition; changes in the economic and financial conditions of the business of Cencora or RCA; Cencora's de-leveraging plans and the ability of Cencora to maintain its investment grade rating; and uncertainties and matters beyond the control of management and other factors described under “Risk Factors” in Cencora’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. You can access Cencora’s filings with the SEC through the SEC website at www.sec.gov or through Cencora’s website, and Cencora strongly encourages you to do so. Except as required by applicable law, Cencora undertakes no obligation to update any statements herein for revisions or changes after the date of this communication.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities of Cencora. Any such offer will only be made pursuant to a prospectus filed with the SEC or pursuant to one or more exemptions from the registration requirements of the Securities Act of 1933, as amended.

Supplemental Information Regarding Non-GAAP Financial Measure

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), Cencora uses the non-GAAP financial measure described below. The non-GAAP financial measure should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP. This supplemental measure may vary from, and may not be comparable to, similarly titled measures by other companies.

The non-GAAP financial measure is presented because Cencora’s management uses non-GAAP financial measures to evaluate Cencora’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, Cencora believes that the presentation of the non-GAAP financial measure provides useful supplementary information to, and facilitates additional analysis by, investors. The presented non-GAAP financial measure excludes items that management does not believe reflect Cencora’s core operating performance because such items are outside the control of Cencora or are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash.

Cencora does not provide a reconciliation for this non-GAAP financial measure on a forward-looking basis to the most comparable GAAP financial measure on a forward-looking basis because it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort due to the uncertainty and potential variability of reconciling items, which are dependent on future events, are out of Cencora’s control and/or cannot be reasonably predicted, and the probable significance of which cannot be determined.

This press release includes adjusted diluted earnings per share (“EPS”), which represents diluted earnings per share determined in accordance with GAAP adjusted for specific items, including the per share impact of: gains from antitrust litigation settlements; Turkey highly inflationary impact; LIFO expense (credit); acquisition-related intangibles amortization; litigation and opioid expenses (credit); acquisition-related deal and integration expenses; restructuring and other expenses; impairment of goodwill; the gain on the divestiture of non-core businesses; the gain (loss) on the currency remeasurement related to 2020 Swiss tax reform; and the gain (loss) on the remeasurement of an equity investment, in each case net of the tax effect calculated using the applicable effective tax rate for those items. In addition, the per share impact of certain discrete tax items primarily attributable to an adjustment of a foreign valuation allowance, and the per share impact of certain expenses related to 2020 Swiss tax reform are also excluded from adjusted diluted earnings per share. Cencora’s management believes that this non-GAAP financial measure is useful to investors because it eliminates the per share impact of items that are outside the control of Cencora that are not considered to be indicative of ongoing operating performance due to their inherent unusual, non-operating, unpredictable, non-recurring, or non-cash nature.

Contacts:	Investors:

Bennett S. Murphy

610-727-3693

Bennett.Murphy@cencora.com

Media:

Lauren Esposito

215-460-6981

Lauren.Esposito@cencora.com

3